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                                                                   EXHIBIT 23.1

                         CONSENT OF ERNST & YOUNG LLP

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Westfield America, Inc. for the registration of 4,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 19, 1998, with respect to the consolidated financial statements and schedule of Westfield America, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Los Angeles, California
December 11, 1998